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                                                                    Exhibit 2.02


                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of April 15, 1998 between Best Internet Communications, Inc., a California corporation ("Best"), and Hiway Technologies, Inc., a Florida corporation ("Hiway").

                                   Recitals

     A. The Boards of Directors of Best and Hiway have determined that it is in the best interests of their respective companies and their shareholders to effect a "merger of equals" of Best and Hiway through the consummation of the business combination transactions provided for in this Agreement.

     B. It is the intent of the respective Boards of Directors of Best and Hiway that Best be the surviving corporation in such business combination transaction, and that following the consummation of such business combination transaction, Best and Hiway be governed and operated on the basis of a "merger of equals" of Best and Hiway.

     C. It is the intent of the parties that after the merger, Best (as the surviving corporation) will change its name as provided in Section 1.6, and will merge with and into Hiway Technologies, Inc., a Delaware corporation (the "Redomestication Merger").

                                   Agreement

                                   ARTICLE I
                                  THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the California Corporations Code, as amended (the "CCC"), and the Florida Business Corporations Act, as amended (the "FBCA"), at the Effective Time, Hiway shall merge with and into Best (the "Merger"). Best shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of California. Upon consummation of the Merger, the separate existence (corporate and otherwise) of Hiway shall terminate.

     1.2 Effective Time. The Merger shall become effective as set forth in articles of merger (the "Certificate of Merger") filed with the appropriate authorities of the State of Florida and the State of California on the Closing Date (as defined in Section 9.1 of this Agreement). The effective date and time of the Merger specified in the Certificate of Merger shall be no earlier than the date and time the Certificate of Merger is filed with the appropriate authorities of the State of Florida and the State of California and shall be as soon after such filing as is practicable. The term "Effective Time" shall be the date
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and time when the Merger becomes effective, as set forth in the
Certificate of Merger filed in accordance with the CCC and the FBCA.

     1.3 Effects of Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger, the CCC and the FBCA. At the Effective Time, (i) all rights, franchises, licenses and interests of Hiway in and to every type of property, real, personal and mixed, and all choses in action of Hiway shall continue unaffected and uninterrupted by the Merger and shall accrue to Best; (ii) all obligations and liabilities of Hiway then outstanding shall become and be obligations of Best and shall continue unaffected and uninterrupted by the Merger; and (iii) no action or proceeding then pending and to which Hiway is a party shall be abated or discontinued but may be prosecuted to final judgment by Best.

     1.4 Conversion of Hiway Shares, Hiway Options and Hiway Warrants; Dissenters' Rights.

          (a) At the Effective Time, and except as otherwise provided in this Agreement, by virtue of the Merger and without any action on the part of Best, Hiway, or any shareholder of Best or Hiway, all outstanding shares of Hiway Class A Common Stock, par value $.01, and Class B Common Stock, par value $.01 (collectively, "Hiway Shares"), shall be converted into 21,853,769 shares, less any shares not issued due to the requirement that Best not issue any fractional shares (collectively, the "Aggregate Merger Shares") of common stock, no par value per share, of Best ("Best Common Stock"), with each outstanding Hiway Share being converted into 4.14071388479309 (the "Applicable Fraction") shares of Best Common Stock. No fractional shares of Best Common Stock shall be issued to any shareholder of Hiway and, in lieu thereof, all fractional shares shall be paid the cash equivalent value thereof based on a value of $3.00 per share of Best Common Stock. No shares of Best Common Stock shall be issuable or issued to any person or entity other than a shareholder of Hiway in connection with the Merger.

          (b) Each outstanding option to acquire a Hiway Share ("Hiway Option") that is outstanding immediately prior to the Effective Time will, by virtue of the Merger at the Effective Time and without further action on the part of any holder thereof, be assumed by Best and converted into an option to purchase that number of shares of Best Common Stock which equals the number of Hiway Shares subject to such option at the Effective Time multiplied by the Applicable Fraction, and the per share exercise price for each such option will equal the per share exercise price of each such option immediately prior to the Effective Time divided by the Applicable Fraction. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share, then the number of shares of Best Common Stock subject to such option will be rounded down to the nearest whole number with no cash being payable for such fractional share. In addition, if the foregoing calculation results in an assumed option having a per share exercise price that includes a fraction of a cent, then the per share exercise price for such option shall be rounded up to the nearest whole cent. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal

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Revenue Code of 1986, as amended (the "Code"), if applicable, and all other terms of the Hiway Options will otherwise be unchanged. Continuous employment with Best will be credited to a Hiway optionee based on such optionee's employment with Hiway for purposes of determining the number of shares subject to exercise after the Effective Time.

     (c) Each outstanding warrant to acquire a Hiway Share ("Hiway Warrant") that is outstanding immediately prior to the Effective Time will, by virtue of the Merger at the Effective Time and without further action on the part of any holder thereof, be assumed by Best and converted into a warrant to purchase that number of shares of Best Common Stock which equals the number of Hiway Shares subject to such warrant at the Effective Time multiplied by the Applicable Fraction, and the per share exercise price for each such warrant will equal the per share exercise price of each such warrant immediately prior to the Effective Time divided by the Applicable Fraction. If the foregoing calculation results in an assumed warrant being exercisable for a fraction of a share, then the number of shares of Best Common Stock subject to such warrant will be rounded down to the nearest whole number with no cash being payable for such fractional share. In addition, if the foregoing calculation results in an assumed warrant having a per share exercise price that includes a fraction of a cent, then the per share exercise price for such warrant shall be rounded up to the nearest whole cent. The term, exercisability and all other terms of the Hiway Warrants will otherwise be unchanged.

     (d) At the Effective Time, and except as otherwise provided in this Agreement, by virtue of the Merger and without any action on the part of Best, Hiway, or any shareholder of Best or Hiway: (i) all shareholders of Hiway shall cease to have any rights as shareholders of Hiway (including the right to elect directors, the right to vote as to other matters, and all rights with respect to the distribution of surplus in liquidation); and (ii) all Hiway Shares shall no longer be outstanding, and shall automatically be canceled and shall cease to exist; provided, however, that at and after the Effective Time, each individual Hiway Share shall represent the right to receive a certificate representing a number of shares of Best Common Stock equal to the Applicable Fraction and cash in lieu of any fractional share of Best Common Stock into which such Hiway Share has been converted pursuant to this Agreement.

     (e) If, immediately prior to the Effective Time, the number of outstanding shares of Best Common Stock plus outstanding options or other rights to acquire Best Common Stock ("Best Options" and, collectively with the outstanding shares of Best Common Stock, the "Best Share Equivalents") does not equal 14,926,910 and/or the number of outstanding Hiway Shares plus outstanding Hiway Options or other rights to acquire Hiway Shares (collectively, the "Hiway Share Equivalents") does not equal 6,008,187, then, notwithstanding anything to the contrary in this Agreement, (i) the Aggregate Merger Shares shall be revised to equal (x) the result of (A) Best Share Equivalents divided by 0.375, rounding down, minus (B) the Best Share Equivalents, divided by (y) the Hiway Share Equivalents, times (z) the number of outstanding Hiway Shares, rounded down, and
(ii) the Applicable Fraction shall equal (x) the result of (A) Best Share Equivalents divided by 0.375, rounding down, minus (B) the Best Share Equivalents, divided by (y) the Hiway Share Equivalents.

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          (f)  Hiway Shares to which dissenters' rights are perfected under applicable law shall not be converted into or represent the right to receive any shares, or any cash payment in lieu of any fractional shares of Best Common Stock, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such dissenting Hiway Shares pursuant to applicable law; provided, however, that if any holder of dissenting Hiway Shares shall withdraw his or her demand for payment of the fair value of his or her Hiway Shares or shall fail to perfect his or her dissenters' rights in accordance with applicable law, then such holder's dissenting Hiway Shares shall cease to be dissenting Hiway Shares and shall, subject to the terms of this Agreement, be converted into and represent the right to receive a certificate representing the number of whole shares of Best Common Stock and cash in lieu of any fractional share of Best Common Stock into which such Hiway Shares have been converted pursuant to this Agreement.

          (g) Best Shares to which dissenters' rights are perfected under applicable law shall be converted into the right to receive such consideration as may be determined to be due with respect to such dissenting Best Share pursuant to applicable law; provided, however, that if any holder of dissenting Best Shares shall withdraw his or her demand for payment of the fair value of his or her Best Shares or shall fail to perfect his or her dissenters' rights in accordance with applicable law, then such holder's dissenting Best Shares shall cease to be dissenting Best Shares.

     1.5  Best Common Stock, Best Options and Best Warrants. At the Effective
Time: (i) each share of Best Common Stock issued and outstanding shall remain an issued and outstanding share of Best Common Stock, and shall not be affected by the Merger; (ii) each outstanding Best Option shall continue to represent a right to acquire shares of Best Common Stock and shall remain an issued and outstanding Best Option in the same amount and at the same exercise price subject to the terms of the Best Benefit Plans (as defined in Section 3.11 of this Agreement) under which it was issued and the agreement evidencing grant thereunder, and shall not be affected by the Merger; and (iii) each outstanding warrant to purchase Best Common Stock ("Best Warrant"), shall remain an issued and outstanding Best Warrant in the same amount and at the same exercise price subject to terms of the agreement under which it was issued, and shall not be affected by the Merger.

     1.6 Best Articles of Incorporation; Change of Name. Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of Best then in effect shall be, and shall continue in effect as, the Articles of Incorporation of Best, as the surviving corporation in the Merger, until thereafter amended in accordance with this Agreement and applicable law; provided, however, that in connection with the Redomestication Merger, Best shall change its name to Hiway Technologies, Inc.

     1.7 Best Bylaws. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of Best then in effect shall be, and shall continue in effect

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as, the Bylaws of Best, as the surviving corporation in the Merger, until thereafter amended in accordance with this Agreement and applicable law.

     1.8  Merger Tax Consequences and Accounting Treatment. It is intended that
(i) the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (iii) the Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

     1.9 Best Management. At the Effective Time: (i) Arthur L. Cahoon shall be the Chairman of Best as the surviving corporation in the Merger; (ii) David S. Buzby shall be the Vice-Chairman of Best; (iii) Scott H. Adams shall be the President and Chief Executive Officer of Best; (iv) Kenneth H. Copas shall be the Chief Financial Officer of Best; (v) William Nesbitt shall be the Chief Technical Officer of Best; and (vi) Thomas A. Skornia shall be the Secretary of Best.

     1.10 Board of Directors. At the Effective Time, the Board of Directors of Best, as the surviving corporation in the Merger, shall consist of seven persons including Thomas C. Barry, James Zarley, David S. Buzby, Arthur L. Cahoon, Scott
H. Adams, Steven Umberger and William Nesbitt.

     1.11 Headquarters. At the Effective Time, the registered office of Best, as the surviving corporation in the Merger, shall be located in Boca Raton, Florida, provided, however, that Best shall conduct significant corporate activities from regional executive offices located in Boca Raton, Florida and in Mountain View, California.

                                  ARTICLE II
                           EXCHANGE OF HIWAY SHARES

     2.1 Exchange of Hiway Shares. As soon as practicable prior to the Effective Time, and in no event later than 15 days prior to the Effective Time,
(i) Hiway shall prepare a list (which list shall be certified to Best by the President of Hiway) identifying each shareholder of Hiway and setting forth the number of whole shares, and cash in lieu of any fractional shares, of Best Common Stock that each shareholder of Hiway is entitled to receive by virtue of the consummation of the Merger, and (ii) Hiway shall deliver to Best such list, as certified by the President of Hiway, and such other information as shall enable Best to verify the information contained in such list.

     2.2 Best to Make Shares Available. At the Effective Time, Best shall deliver to Hiway, for the benefit of the shareholders of Hiway and for exchange in accordance with this Article II, certificates representing the whole shares of Best Common Stock and cash for payment of consideration in lieu of fractional shares to be issued and paid in exchange for the Hiway Shares pursuant to this Agreement.

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                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BEST

     Except as disclosed in the Best Disclosure Letter delivered to Hiway simultaneously with this Agreement (the "Best Disclosure Schedule"), Best hereby represents and warrants to Hiway as follows:

     3.1  Corporate Organization.

          (a) Best is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Best has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such license or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Best. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Hiway or Best, as the case may be, a material adverse effect on the business, assets, properties, operations, condition (financial or otherwise), or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries (as defined below) taken as a whole, excluding for this purpose only, however, the payment and/or incurrence of transactional expenses by Hiway or Best in connection with the Merger, to the extent having such an effect. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, association, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. True and complete copies of the Articles of Incorporation and Bylaws of Best, as in effect as of the date of this Agreement, have previously been made available by Best to Hiway.

          (b)  Best has no Subsidiaries.

          (c) A record of all corporate action taken by the shareholders and Board of Directors (including committees thereof) of Best, and complete and accurate copies of all of their proceedings and actions by written consent, and all minutes of their meetings, are contained in the minute books of Best. The minute books and stock ledgers of Best contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of Best. Hiway has been given access to and an opportunity to review all such minutes, minute books and stock ledgers.

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     3.2  Capitalization.

          (a) The authorized capital stock of Best consists of 30,000,000 shares divided into two classes. One class consists of 10,000,000 shares of preferred stock ("Best Preferred Stock"), of which 500,000 shares have been designated Series A Preferred Stock ("Best Series A Stock") and 4,000,000 shares have been designated Series B Preferred Stock ("Best Series B Stock"), and the other class of said shares consists of 20,000,000 shares of Best Common Stock. Prior to the Effective Time, Best will take all corporate action required to increase the authorized capital stock of Best such that, at the Effective Time, the authorized capital stock of Best will consist of 70,000,000, divided into two classes, one of which will consist of 10,000,000 shares of Best Preferred Stock, of which 500,000 shares will be designated Best Series A Stock and 4,000,000 shares will be designated Best Series B Stock, and the other class of said shares will consist of 60,000,00 shares of Best Common Stock. As of the date of this Agreement, there are no shares of Best Series A Stock, 3,462,000 shares of Best Series B Stock, 9,461,069 shares of Best Common Stock and no other shares of Best Preferred Stock issued and outstanding, and no shares of Best Common Stock or Best Preferred Stock are held in treasury. All of the issued and outstanding shares of Best Common Stock and Best Preferred Stock have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof, and have been issued in compliance with state and federal securities laws. Except as contemplated by this Agreement or as described in this Section 3.2(a), Best does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Best Common Stock or any other equity securities of Best or any securities representing the right to purchase or otherwise receive any shares of Best Common Stock or any other equity securities of Best. As of the date of this Agreement, no shares of the capital stock of Best are reserved for issuance, except for: (a) 4,000,000 shares of Best Common Stock reserved for issuance upon the exercise of Best Options issued pursuant to the Best Amended and Restated 1996 Stock Option Plan (the "Best Option Plan") (of which Best Options representing 1,703,841 shares of Best Common Stock are outstanding); (b) 300,000 shares of Best Common Stock reserved for issuance upon the exercise of outstanding Best Warrants, exercisable at $0.50 per share until January 15, 2001; and (c) 3,462,000 shares of Best Common Stock reserved for issuance upon the conversion of outstanding Best Series B Stock. Since January 1, 1998, Best has not issued any shares of Best Common Stock or other equity securities of Best, or any securities convertible into or exercisable for any shares of Best Common Stock or other equity securities of Best, other than (x) as contemplated by this Agreement, (y) shares of Best Common Stock issued upon the exercise of Best Options under the Best Option Plan, which shares are included in the outstanding capitalization of Best set forth above, or (z) Best Options issued under the Best Option Plan, which Best Options are included in the aggregate number of Best Options outstanding set forth above. The shares of Best Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. The information concerning Best Series B Stock, Best Common Stock, Best Options and

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Best Warrants will be updated at the Closing to reflect Best Option or warrant exercises and any conversion of Best Series B Stock into Best Common Stock between the date of this Agreement and the Closing.

          (b) The Best Disclosure Schedule sets forth a complete list of (i) the shareholders of Best, (ii) the holders of all Best Options and the material terms of such Best Options, (iii) the holders of all Best Warrants and (iv) the officers and directors of Best. Best does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than for investment purposes in the ordinary course of business in accordance with past practices that are listed in the Best Disclosure Schedule.

     3.3  Authority; No Violation.

          (a) Best has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of shareholder approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Best. The Board of Directors of Best has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the shareholders of Best for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Best Common Stock and two-thirds of the outstanding shares of Best Preferred Stock, no other corporate proceedings on the part of Best are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Best and, (assuming due authorization, execution and delivery by Hiway and the receipt of Best shareholder approval and all Requisite Regulatory Approvals (as defined in Section 7.1(d) of this Agreement)), constitutes a valid and binding obligation of Best, enforceable against Best in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Best nor the consummation by Best of the transactions contemplated by this Agreement, nor compliance by Best with any of the terms or provisions of this Agreement, will
(i) violate any provision of the Articles of Incorporation or Bylaws of Best or
(ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 3.4 of this Agreement are duly obtained,
(x) to the best knowledge of Best, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Best or any of its properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, charge, encumbrance or security interest (collectively, "Lien"), upon any of the properties or assets of Best under, any of the terms, conditions or provisions of any note, bond,

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mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Best is a party, or by which it or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Best.

     3.4 Consents and Approvals. Except for (i) the filing of applications by Best for authorization to do business in the State of Florida, (ii) the filing of any other required applications, notices and forms with, and the obtaining of approvals from, each applicable Governmental Entity (as defined in this Section 3.4), (iii) the filing of the Certificate of Merger with the appropriate authorities of (a) the State of California pursuant to the CCC and (b) of the State of Florida pursuant to the FBCA, (iv) consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws and the rules and regulations thereunder and of any applicable self-regulatory organization (each, an "SRO"),
(v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Best Common Stock pursuant to this Agreement, and (vi) the approval of this Agreement by the requisite votes of the shareholders of Best and the shareholders of Hiway, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by Best of this Agreement or the consummation by Best of the transactions contemplated by this Agreement.

     3.5 Reports. Best (i) has timely filed all reports, registrations and statements, together with all amendments required to be made with respect thereto, that it was required to file with each Governmental Entity having jurisdiction, (ii) has timely filed all other reports and statements, together with all amendments required to be made with respect thereto that it was required to file under all applicable laws, rules or regulations (including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any other Governmental Entity) and (iii) has paid all fees and assessments due and payable in connection therewith, except where the failure to file such reports, registrations or statements, or to file any of such other reports, or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Best. All such reports, registrations and statements, together with all such amendments, were in substantial compliance with applicable law when filed and, as of their respective dates, to the best knowledge of Best, did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No material deficiencies have been asserted by any Governmental Entity with respect to such reports, registrations and statements or any such amendments thereto. No Governmental Entity has initiated any proceeding or, to the best knowledge of Best, investigation into the business or operations of Best, except where such proceedings or investigations are not likely, either individually or in the aggregate, to have a Material Adverse Effect on Best. There is no

                                       9
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unresolved violation, criticism, or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Best which, in the reasonable judgment of Best, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Best.

     3.6 Financial Statements. Best has previously made available to Hiway copies of the balance sheets of Best as of December 31 for the fiscal years 1997, 1996 and 1995, and the related statements of income, changes in shareholders' equity and cash flows for the fiscal years 1997, 1996 and 1995, in each case accompanied by the audit reports of Coopers & Lybrand LLP, independent public accountants with respect to Best (collectively, the "Best Financial Statements"). The balance sheets of Best as of December 31, 1997, 1996 and 1995 (including the related notes, where applicable) fairly present the financial position of Best as of the dates thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present the results of the operations and changes in shareholders' equity for the respective fiscal periods; each of the Best Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements; and each of the Best Financial Statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Best have been, and are being, maintained in all material respects in accordance with GAAP and all other applicable legal and accounting requirements and reflect only actual transactions.

     3.7 Broker's Fees. Neither Best nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     3.8  Absence of Certain Changes or Events.

          (a) Except as disclosed in the Best Financial Statements or the Best Disclosure Schedule, since December 31, 1997 (i) Best has not incurred any material indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise), other than in the ordinary course of their business; (ii) Best has not declared or paid any dividend or other distribution in respect of the capital stock of Best, or any direct or indirect redemption, purchase or other acquisition by Best of any such stock; (iii) to the best knowledge of Best, there has been no material adverse change in the business, assets, properties, operations, or condition (financial or otherwise) of Best, and (iv) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on Best.

          (b) Since December 31, 1997, Best has carried on its business in all material respects in the ordinary and usual course theretofore conducted.

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          (c)  Since December 31, 1997, Best has not (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of its 1997 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in its reasonable judgment, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Best. The material terms of all employment agreements and consulting agreements to which Best is a party are shown on
Schedule 3.8(c) of the Best Disclosure Schedule.

     3.9  Legal Proceedings.

          (a) Best is not a party to any, and there are no pending (or to the best of their knowledge threatened) material legal, administrative, arbitral or other proceedings, claims, actions or, to the best knowledge of Best, governmental or regulatory investigations of any nature (including noncontractual claims, bad faith claims and claims against any directors or officers of Best) against Best, or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined would, either individually or in the aggregate, have a Material Adverse Effect on Best.

          (b) There is no injunction, order, judgment, decree, or, to the best knowledge of Best, regulatory restriction (including noncontractual claims, bad faith claims and claims against any directors or officers of Best) imposed upon Best or the assets of Best which had, or might reasonably be expected to have, a Material Adverse Effect on Best.

     3.10 Taxes and Tax Returns.

          (a) Best has duly filed all Tax Returns (as defined in Section 3.10(c) of this Agreement) required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.10(c) of this Agreement) which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the Best Financial Statements, or (ii) Tax Returns or Taxes the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of Best, to have a Material Adverse Effect on Best. There are no material disputes pending, or claims asserted for, Taxes or assessments upon Best for which Best does not have adequate reserves, nor has Best given any currently effective waivers extending the statutory period of limitations applicable to any Tax Return for any period. In addition, (A) proper and accurate amounts have been withheld by Best from its employees' compensations for all prior periods in compliance in all material respects with the income tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Best, (B) Tax Returns which are accurate and complete in all material respects have been filed by Best for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Best, (C) the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor has been included by Best in its financial statements as of December 31, 1997, except where failure to do so would not have a Material Adverse Effect on Best and (D) there are no Tax Liens upon any property or assets of Best except Liens for current Taxes not yet due or Liens that would not have a Material Adverse Effect on Best. Best has not been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Best, and the Internal Revenue Service (the "IRS") has not initiated or proposed any such adjustment or change in accounting method, in either case which had or is reasonably likely to have a Material Adverse Effect on Best. Except as set forth in the Best Financial Statements, Best has not entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Best. Best is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. Best has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. Best is not liable for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law) or by contract, as a successor or otherwise. Best is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

          (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or trustee of Best or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Best Benefit Plan (as defined in Section 3.11(a) of this Agreement) currently in effect will not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (c) As used in this Agreement, (i) the term "Tax" or "Taxes" means all taxes, charges, fees, levies and other governmental assessments and impositions of any kind payable to any governmental authority or agency (including all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon); and (ii) the term "Tax Return" or "Tax Returns" means all returns, reports, information returns and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or tax authority or agency, whether domestic or foreign (including consolidated, combined and unitary tax returns).

          (d) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Best under any contract, plan, program, arrangement or understanding will have a Material Adverse Effect on Best.

          (e)  Best has not made an election under Section 341(f) of the Code.

          (f) Best has not applied for any extensions of time on the filing of any Tax Returns.

          (g) Best's tax reserve (not including reserves created for timing) are sufficient for all unpaid taxes.

     3.11 Employee Benefit Plans; Labor Matters.

     (a) The Best Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Best Benefit Plans") by Best or by any affiliated trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Best would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (b) Best has heretofore delivered or made available to Hiway true and complete copies of each of the Best Benefit Plans and related documents, including (i) the actuarial report for such Best Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Best Benefit Plan.

     (c) (i) Each of the Best Benefit Plans has been operated and administered in all material respects in compliance with applicable laws including, but not limited to, ERISA and the Code, (ii) each of the Best Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified and no event has occurred that will or is likely to give rise to disqualification of any such plan or trust created thereunder, (iii) with respect to each Best Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Best Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the actuary for such Best Benefit Plan with respect to such Best Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Best Benefit Plan allocable to such accrued benefits, (iv) no Best Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of Best or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Best or the ERISA Affiliates, (D) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), or (E) disability or severance plans identified on the Best Disclosure Schedule, (v) no material liability under Title IV of ERISA has been incurred by Best or any ERISA Affiliate (other than liability for premiums to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course) that has not been satisfied in full, and no condition exists that presents a material risk to Best or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Best Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all required contributions or other amounts payable by Best as of the Effective Time with respect to each Best Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP and
Section 412 of the Code, (viii) to the best knowledge of Best, neither Best nor any ERISA Affiliate has engaged in a transaction in connection with which Best or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) there are no pending (or to the best knowledge of Best, threatened or anticipated) claims (other than routine claims for benefits and administrative expenses payable in the ordinary course) by, on behalf of or against any of the Best Benefit Plans or any trusts related thereto which are, in the reasonable judgment of Best, likely, either individually or in the aggregate, to have a Material Adverse Effect on Best.

          (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee of Best or any of its affiliates from Best or any of its affiliates under any Best Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Best Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

          (e) To the best knowledge of Best, Best is in compliance in all material respects with all applicable laws and regulations respecting employment and employment matters, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices (including federal and state wage and hour laws, workplace safety laws, workers' compensation laws, equal employment opportunity laws, equal pay laws, civil rights laws, the Americans With Disabilities Act and the Fair Labor Standards Act of 1938, as amended), and is not engaged in any unfair labor practice, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on Best. Best has complied with all applicable notice provisions of and have no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There is no action, claim, cause of action, suit or proceeding pending (or to the best knowledge of Best threatened) on the part of any employee, independent contractor or applicant for employment, including any such action, claim, cause of action, suit or proceeding based on allegations of wrongful termination or discrimination on the basis of age, race, religion, sex, sexual preference, or mental or physical handicap or disability that could (or could reasonably be expected to) have a Material Adverse Effect on Best. Best is not a party to any collective bargaining agreement or other labor union contract nor does Best know of any activities or proceedings of any labor union to organize any employees of Best. Best has provided all employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in his or her employment agreement(s) with Best.

          (f) Except as disclosed in the Best Financial Statements, all material sums due for employee compensation have been paid, accrued or otherwise provided for, and all employer contributions for employee benefits, including deferred compensation obligations, and all benefits under each Best Benefit Plan have been duly and adequately paid or provided for in accordance with plan documents. To the best knowledge of Best, no person treated as an independent contractor by Best is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified as exempt, nonexempt or otherwise, for purposes of federal or state income tax withholding or overtime laws, rules, or regulations, except where such employee status or improper classification would, either individually or in the aggregate, not have a Material Adverse Effect on Best. To the best knowledge of Best, no executive or key employee or group of employees of Best has any plans to terminate his, her or their employment.

          (g) Best has no commitment to (i) create any additional plan or modify or change any existing Best Benefit Plan or (ii) enter into any contract to provide compensation or benefits to any individual.

     3.12 Compliance with Applicable Law. Best holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to, and has complied in all material respects with and is not in default in any material respect under any, and has maintained and conducted its business in all material respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of each Governmental Entity relating to Best, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, have a Material Adverse Effect on Best.

     3.13 Certain Contracts.

          (a) Best is not a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Best to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by Best, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Best has previously made available to Hiway true and correct copies of all employment and deferred compensation agreements which are in writing and to which Best is a party. Each executory contract, arrangement, commitment or understanding of the type described in this Section, whether or not set forth in the Best Disclosure Schedule, is referred to in this Agreement as a "Best Contract," and Best does not know of, or has not received notice of, any violation of the above by any of the other parties thereto which, either individually or in the aggregate, would have a Material Adverse Effect on Best.

          (b) Each Best Contract is valid and binding on Best and in full force and effect. Best has in all material respects performed all obligations required to be performed by it to date under each Best Contract, except where such noncompliance, either individually or in the aggregate, would not have a Material Adverse Effect on Best. No event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Best under any such Best Contract, except where such default, either individually or in the aggregate, would not have a Material Adverse Effect on Best.

     3.14 Agreements with Regulatory Agencies. Best is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its management or its business (each, whether or not set forth in the Best Disclosure Schedule, a "Best Regulatory Agreement"), nor has Best been advised by any Governmental Entity that it is considering issuing or requesting a Best Regulatory Agreement.

     3.15 Undisclosed Liabilities. Except for (i) those liabilities that are fully reflected or reserved against on the Best Financial Statements at December 31, 1997 and (ii) those liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1997, Best has not incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, had or could reasonably be expected to have a Material Adverse Effect on Best.

     3.16 Intellectual Property.

          (a) Best owns or has the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of its business as presently conducted and as presently proposed to be conducted. The term "intellectual property" means all trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software, data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium).

          (b) To the best knowledge of Best, Best has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and neither Best, nor any of the directors or officers (and employees with responsibility for intellectual property matters) of Best has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the best knowledge of Best, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of Best.

          (c) The Best Disclosure Schedule identifies each item of material intellectual property owned by a third party that Best uses pursuant to license, sublicense, agreement, or permission other than standard off-the-shelf end-user software products. Best has made correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) available to Hiway. With respect to each such item of such intellectual property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Closing Date; (iii) Best is not, and to the best knowledge of Best, the other party to the license, sublicense, agreement or permission is not in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) with respect to such sublicense, the representations and warranties set forth in
(i) through (iv) above are, to the best knowledge of Best, true and correct with respect to the underlying license; and (vi) Best has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

     3.17 Real Property; Environmental Liability.

          (a) Best owns no right, title or interest in any real property except as described on the Best Disclosure Schedule (collectively, the "Best Real Property"). The Best Disclosure Schedule sets forth a complete and accurate list and general description of all material leases for real property ("Best Real Property Leases") to which Best is a party or by which it is bound. Best owns all right, title and interest in, and has good and marketable title to, the Best Real Property. Best has valid leasehold interests in each of the Best Real Property Leases held by it, free and clear of all mortgages, options to purchase, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (i) rights of lessors, co-lessees or sublessees that are reflected in each Best Real Property Lease, (ii) current taxes not yet due and payable; (iii) Liens of public record; and (iv) such nonmonetary imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property. To the best knowledge of Best, the activities of Best with respect to Best Real Property and Best Real Property Leases owned or held by it for use in connection with its operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws, rules and regulations of court, administrative agency or commission and other governmental authority or instrumentality affecting such properties. Best enjoys peaceful and undisturbed possession under all material Best Real Property Leases to which it is a party, and all of such Best Real Property Leases are valid and in full force and effect.

          (b) There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or, to the best knowledge of Best, governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition of, on Best any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")), pending or (to the best knowledge of Best) threatened against Best, which liability or obligation could reasonably be expected to have a Material Adverse Effect on Best. To the best knowledge of Best, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Best. Best is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Best.

     3.18 State Takeover Laws. The Board of Directors of Best has approved the transactions contemplated by this Agreement and taken such action so that the provisions of the CCC and all other provisions of each state or local "takeover" law applicable to Best will not apply to this Agreement or any of the transactions contemplated by this Agreement.

     3.19 Pooling of Interests. Best has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     3.20 Accuracy of Information Supplied. To the best knowledge of Best, none of the information supplied or to be supplied by Best to Hiway pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.21 Effective Time of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of Best set forth in this Agreement, as updated by any written disclosure schedule delivered pursuant to Section 6.10 of this Agreement, and except for representations which speak as of a given date, shall be deemed to be made on and as of the date of this Agreement, as of the Closing Date, and as of the Effective Time.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF HIWAY

     Except as disclosed in the Hiway Disclosure Letter delivered to Best simultaneously with this Agreement (the "Hiway Disclosure Schedule"), Hiway hereby represents and warrants to Best as follows:

     4.1  Corporate Organization.

          (a) Hiway is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Hiway has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such license or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Hiway. True and complete copies of the Articles of Incorporation and Bylaws of Hiway, as in effect as of the date of this Agreement, have previously been made available by Hiway to Best.

          (b) The only Subsidiary of Hiway is RapidSite, Inc. (the "Hiway Subsidiary"). The Hiway Subsidiary (i) is duly organized and validly existing as a corporation under the laws of the State of Florida, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Hiway, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. True and complete copies of the Articles of Incorporation and Bylaws of the Hiway Subsidiary, as in effect on the date of this Agreement, have previously been made available by Hiway to Best.

          (c) A record of all corporate action taken by the shareholders and the Board of Directors of Hiway (including committees thereof), and a record of all corporate action taken by the shareholders and Board of Directors (including committees thereof) of the Hiway Subsidiary, and complete and accurate copies of all of their respective proceedings and actions by written consent, and all minutes of their respective meetings, are contained in the respective minute books of Hiway and the Hiway Subsidiary. The minute books and stock ledgers of Hiway contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of Hiway. The minute books and stock ledgers of the Hiway Subsidiary taken together contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of the Hiway Subsidiary. Best has been given access to and an opportunity to review all such minutes, minute books, membership records and stock ledgers.

     4.2  Capitalization.

          (a) The shareholders of Hiway have the full and complete power and authority to approve and authorize this Agreement and the consummation of all of the transactions contemplated by this Agreement. The shareholders of Hiway are the only persons entitled to receive shares of Best Common Stock, and cash in lieu of fractional shares of Best Common Stock, upon consummation of the Merger, in exchange for Hiway Shares. The authorized capital stock of Hiway consists of 30,000,000 shares of Common Stock ("Hiway Common Stock"), with such shares divided into two classes. One class consists of 15,000,000 shares of Class A Common Stock, par value $0.01, of which 5,277,778 are outstanding as of the date of this Agreement, and the other class consists of 15,000,000 shares of Class B Common Stock, par value $0.01, none of which is outstanding as of the date of this Agreement. All of the issued and outstanding shares of Hiway Common Stock have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof, and have been issued in compliance with state and federal securities laws. Except as described in this Section 4.2(a), as of the date of this Agreement, Hiway does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character ("Hiway Options") calling for the purchase or issuance of any shares of capital stock or any other equity securities of Hiway or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity securities of Hiway. As of the date of this Agreement, no shares of Hiway Common Stock were reserved for issuance except for: (a) 250,000 shares reserved for issuance upon the exercise of the Hiway Options issued pursuant to the Hiway 1997 Stock Option Plan (the "Hiway Option Plan") (of which options representing 50,000 shares of Hiway Common Stock are outstanding); and (b) 680,409 shares of Hiway Common Stock reserved for issuance upon the exercise of outstanding Hiway Warrants. Since January 1, 1998, Hiway has not issued any shares of Hiway Common Stock or other equity securities of Hiway, or any securities convertible into or exercisable for any shares of Hiway Common Stock or other equity securities of Hiway, other than (x) Hiway Options issued under the Hiway Option Plan, which Hiway Options are included in the aggregate number of outstanding Hiway Options set forth above, (y) shares of Hiway Common Stock issued upon the exercise of Hiway Options under the Hiway Option Plan, which shares are included in the outstanding capitalization of Hiway set forth above, and (z) 400,000 warrants issued to debentureholders and 280,409 warrants issued to Arthur L. Cahoon, the material terms of which are set forth on the Hiway Disclosure Schedule. The information concerning Hiway Common Stock, Hiway Options and Hiway Warrants will be updated at the Closing to reflect Hiway Option or Hiway Warrant exercises and Hiway Option grants between the date of this Agreement and the Closing.

          (b) The authorized capital stock of the Hiway Subsidiary consists of 1,000 shares, $1.00 par value per share, of common stock ("Hiway Subsidiary Stock"). As of the date of this Agreement, 100 shares of Hiway Subsidiary Stock were issued and outstanding and no shares of Hiway Subsidiary Stock were held in treasury. As of the date of this Agreement, no shares of Hiway Subsidiary Stock were reserved for issuance. Other than the shares of Hiway Subsidiary Stock described in the preceding sentence, the Hiway Subsidiary has not issued any shares of Hiway Subsidiary Stock or other equity securities of the Hiway Subsidiary, or any securities convertible into or exercisable for any shares of Hiway Subsidiary Stock or other equity securities of the Hiway Subsidiary. Hiway owns directly all of the issued and outstanding shares of Hiway Subsidiary Stock, free and clear of all Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. The Hiway Subsidiary does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of the Hiway Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Hiway Subsidiary.

          (c) The Hiway Disclosure Schedule sets forth a complete list of (i) the shareholders of Hiway, (ii) the holders of Hiway Options and the material terms of such Hiway Options, (iii) the officers and directors of Hiway, (iv) the officers and directors of the Hiway Subsidiary, and (v) the percentage of the outstanding voting stock of the Hiway Subsidiary owned or controlled, directly or indirectly, by Hiway. Except for the following specified interests of Hiway in WWWService GmbH (20%), RapidSite France (25%), RapidSite UK (60%) and RapidSite Japan (KK) (35%) (collectively, the "Hiway Foreign Affiliates"), Hiway does not have any direct or indirect equity or ownership interest in any other business or entity. Hiway does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, including any Hiway Foreign Affiliate. Each of the Hiway Foreign Affiliates is a corporation or similar entity structured to limit Hiway's potential liability as a partial owner in the Hiway Foreign Affiliate. Hiway has made available to Best copies of all agreements between Hiway and each of the Hiway Foreign Affiliates, and each of these agreements, to the best of Hiway's knowledge, (i) constitutes a valid and binding obligation of Hiway and the Hiway Foreign Affiliate and (ii) complies with all applicable law.

     4.3  Authority; No Violation.

          (a) Hiway has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of shareholder approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Hiway. The Board of Directors of Hiway has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the shareholders of Hiway for approval by written consent of such shareholders and, except for the adoption of this Agreement by the requisite affirmative vote of the holders of the outstanding Hiway Shares, no other corporate proceedings on the part of Hiway are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Hiway and (assuming due authorization, execution and delivery by Best and the receipt of Hiway shareholder approval and all Requisite Regulatory Approvals) constitutes a valid and binding obligation of Hiway, enforceable against Hiway in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Hiway nor the consummation by Hiway of the transactions contemplated by this Agreement, nor compliance by Hiway with any of the terms or provisions of this Agreement, will (i) violate any provision of the Hiway Articles of Incorporation or Bylaws, or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 4.4 of this Agreement are duly obtained,
(x) to the best knowledge of Hiway, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Hiway or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Hiway under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Hiway is a party, or by which it or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Hiway.

     4.4 Consents and Approvals. Except for (i) the filing of required applications, notices and forms with, and the obtaining of approvals from each applicable Governmental Entity, (ii) the filing of the Certificate of Merger with the appropriate authorities of (a) the State of California pursuant to the CCC and (b) the State of Florida pursuant to the FBCA, (iii) consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws and the rules and regulations thereunder and of any applicable SRO and (iv) the approval of this Agreement by the requisite votes of the shareholders of Best and the shareholders of Hiway, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Hiway of this Agreement or the consummation by Hiway of the transactions contemplated by this Agreement.

     4.5 Reports. Hiway and the Hiway Subsidiary (i) have timely filed all reports, registrations and statements, together with all amendments required to be made with respect thereto, that they were required to file with each Governmental Entity having jurisdiction, (ii) have timely filed all other reports and statements, together with all amendments required to be made with respect thereto, that they were required to file under all applicable laws, rules or regulations (including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any other Governmental Entity) and (iii) have paid all fees and assessments due and payable in connection therewith, except where the failure to file such reports, registrations or statements, or to file any of such other reports, or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Hiway. All such reports, registrations and statements, together with all such amendments, were in substantial compliance with applicable law when filed and, as of their respective dates, to the best knowledge of Hiway, did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No material deficiencies have been asserted by any Governmental Entity with respect to such reports, registrations and statements or any such amendments thereto. No Governmental Entity has initiated any proceeding or, to the best knowledge of Hiway, investigation into the business or operations of Hiway or the Hiway Subsidiary except where such proceedings or investigations are not likely, either individually or in the aggregate, to have a Material Adverse Effect on Hiway. There is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any report or statement relating to any examinations of Hiway or the Hiway Subsidiary which, in the reasonable judgment of Hiway, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Hiway.

     4.6 Financial Statements. Hiway has previously made available to Best copies of the consolidated balance sheets of Hiway and the Hiway Subsidiary as of December 31 for the fiscal years 1997, 1996 and 1995, and the related consolidated statements of income, changes in capital and surplus and cash flows for the fiscal years 1997, 1996 and 1995 in each case accompanied by the audit reports of Coopers & Lybrand LLP with respect to fiscal year 1997 and De Meo, Young, McGrath & Company, P.A. with respect to fiscal years 1996 and 1995, independent public accountants with respect to Hiway (collectively, the "Hiway Financial Statements"). The consolidated balance sheets of Hiway as of December 31, 1997, 1996 and 1995 (including the related notes, where applicable) fairly present the consolidated financial position of Hiway and the Hiway Subsidiary as of the dates thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in capital and surplus and consolidated financial position of Hiway and the Hiway Subsidiary for the respective fiscal periods or as of the respective dates therein set forth; each of the Hiway Financial Statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements; and each of the Hiway Financial Statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Hiway and the Hiway Subsidiary have been, and are being, maintained in all material respects in accordance with GAAP and all other applicable legal and accounting requirements and reflect only actual transactions.

     4.7 Broker's Fees. Neither Hiway nor the Hiway Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

     4.8  Absence of Certain Changes or Events.

          (a) Except as disclosed in the Hiway Financial Statements or the Hiway Disclosure Schedule, since December 31, 1997 (i) Hiway and the Hiway Subsidiary taken as a whole have not incurred any material indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise), other than in the ordinary course of their business, (ii) neither Hiway nor the Hiway Subsidiary has declared or paid any dividend or other distribution in respect of the Hiway Shares of Hiway or the capital stock of the Hiway Subsidiary, or any direct or indirect redemption, purchase or other acquisition by Hiway or the Hiway Subsidiary of any such Hiway Shares or stock; (iii) to the best knowledge of Hiway, there has been no material adverse change in the business, assets, properties, operations, or condition (financial or otherwise) of Hiway or the Hiway Subsidiary, and (iv) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on Hiway.

          (b) Since December 31, 1997, Hiway and the Hiway Subsidiary have carried on their respective businesses in all material respects in the ordinary and usual course theretofore conducted.

          (c) Since December 31, 1997, neither Hiway nor the Hiway Subsidiary has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, director, or trustee from the amount thereof in effect as of December 31, 1997, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of its 1997 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in its reasonable judgment, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Hiway. The material terms of all employment agreements and consulting agreements to which Hiway is a party are shown on Schedule 4.8(c) of the Hiway Disclosure Schedule.
     4.9  Legal Proceedings.
          -----------------
     (a) Neither Hiway nor the Hiway Subsidiary is a party to any, and there are no pending (or to the best of their knowledge threatened) material legal, administrative, arbitral or other proceedings, claims, actions or, to the best knowledge of Hiway, governmental or regulatory investigations of any nature (including noncontractual claims, bad faith claims and claims against any directors or officers of Hiway or the Hiway Subsidiary) against Hiway or the Hiway Subsidiary or challenging the validity or propriety of the transactions contemplated by this Agreement, as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would, either individually or in the aggregate, have a Material Adverse Effect on Hiway.

     (b) There is no injunction, order, judgment, decree, or, to the best knowledge of Hiway, regulatory restriction (including noncontractual claims, bad faith claims and claims against any directors or officers of Hiway or the Hiway Subsidiary) imposed upon Hiway or the Hiway Subsidiary or the assets of Hiway or the Hiway Subsidiary which had, or might reasonably be expected to have, a Material Adverse Effect on Hiway.

     4.10  Taxes and Tax Returns.
           ---------------------
     (a) Each of Hiway and the Hiway Subsidiary has duly filed all Tax Returns required to be filed by them on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the Hiway Financial Statements, or (ii) Tax Returns or Taxes the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of Hiway, to have a Material Adverse Effect on Hiway. There are no material disputes pending, or claims asserted for, Taxes or assessments upon Hiway or the Hiway Subsidiary for which Hiway does not have adequate reserves, nor has Hiway or the Hiway Subsidiary given any currently effective waivers extending the statutory period of limitations applicable to any Tax Return for any period. In addition, (A) proper and accurate amounts have been withheld by Hiway and the Hiway Subsidiary from their employees' compensations for all prior periods in compliance in all material respects with the income tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Hiway, (B) Tax Returns which are accurate and complete in all material respects have been filed by Hiway and the Hiway Subsidiary for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Hiway,
(C) the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor has been included by Hiway in its consolidated financial statements as of December 31, 1997, except where failure to do so would not have a Material Adverse Effect on Hiway and (D) there are no Tax Liens upon any property or assets of Hiway or the Hiway Subsidiary except Liens for current Taxes not yet due or Liens that would not have a Material Adverse Effect on Hiway. Neither Hiway nor the Hiway Subsidiary has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Hiway or the Hiway Subsidiary, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which had or is reasonably likely to have a Material Adverse Effect on Hiway. Except as set forth in the Hiway Financial Statements, neither Hiway nor the Hiway Subsidiary has entered into a transaction which is being accounted for as an installment obligation under
Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Hiway. Neither Hiway nor the Hiway Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement. Neither Hiway nor the Hiway Subsidiary has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than as a common parent corporation. Neither Hiway nor the Hiway Subsidiary is liable for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law) or by contract, as a successor or otherwise. Neither Hiway nor the Hiway Subsidiary is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes. Hiway's basis and excess loss account, if any, in the Hiway Subsidiary is set forth in the Hiway Disclosure Schedule.

     (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or trustee of Hiway or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Hiway Benefit Plan (as defined in Section 4.11(a) of this Agreement) currently in effect will not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Hiway or the Hiway Subsidiary under any contract, plan, program, arrangement or understanding will have a Material Adverse Effect on Hiway.

     (d) Hiway has not made an election under Section 341(f) of the Code.

     (e) Hiway has not applied for any extensions of time on the filing of any Tax Returns.

     (f) Hiway's tax reserve (not including reserves created for timing) are sufficient for all unpaid taxes.

     4.11  Employee Benefit Plans; Labor Matters.
           -------------------------------------
     (a) The Hiway Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Hiway Benefit Plans") by Hiway or its Subsidiary or by any ERISA Affiliate, all of which together with Hiway would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

     (b) Hiway has heretofore delivered or made available to Best true and complete copies of each of the Hiway Benefit Plans and related documents, including (i) the actuarial report for such Hiway Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Hiway Benefit Plan.

     (c) (i) Each of the Hiway Benefit Plans has been operated and administered in all material respects in compliance with applicable laws including, but not limited to, ERISA and the Code, (ii) each of the Hiway Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified and no event has occurred that will or is likely to give rise to disqualification of any such plan or trust created thereunder, (iii) with respect to each Hiway Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Hiway Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the actuary for such Hiway Benefit Plan with respect to such Hiway Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Hiway Benefit Plan allocable to such accrued benefits, (iv) no Hiway Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of Hiway, the Hiway Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Hiway, the Hiway Subsidiary or the ERISA Affiliates, (D) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), or (E) disability or severance plans identified on the Hiway Disclosure Schedule, (v) no material liability under Title IV of ERISA has been incurred by Hiway, the Hiway Subsidiary or any ERISA Affiliate (other than liability for premiums to the PBGC arising in the ordinary course) that has not been satisfied in full, and no condition exists that presents a material risk to Hiway, the Hiway Subsidiary or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Hiway Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section

3(37) of ERISA), (vii) all required contributions or other amounts payable by Hiway or the Hiway Subsidiary as of the Effective Time with respect to each Hiway Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) to the best knowledge of Hiway, neither Hiway, the Hiway Subsidiary nor any ERISA Affiliate has engaged in a transaction in connection with which Hiway, the Hiway Subsidiary or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) there are no pending (or to the best knowledge of Hiway, threatened or anticipated) claims (other than routine claims for benefits and administrative expenses payable in the ordinary course) by, on behalf of or against any of the Hiway Benefit Plans or any trusts related thereto which are, in the reasonable judgment of Hiway, likely, either individually or in the aggregate, to have a Material Adverse Effect on Hiway.

     (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee of Hiway or any of its affiliates from Hiway or any of its affiliates under any Hiway Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Hiway Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

     (e) To the best knowledge of Hiway, Hiway and the Hiway Subsidiary are in compliance in all material respects with all applicable laws and regulations respecting employment and employment matters, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices (including federal and state wage and hour laws, workplace safety laws, workers' compensation laws, equal employment opportunity laws, equal pay laws, civil rights laws, the Americans With Disabilities Act and the Fair Labor Standards Act of 1938, as amended), and are not engaged in any unfair labor practice, except where the failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect on Hiway. Hiway and the Hiway Subsidiary have complied with all applicable notice provisions of and have no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There is no action, claim, cause of action, suit or proceeding pending (or to the best knowledge of Hiway threatened), on the part of any employee, independent contractor or applicant for employment, including any such action, claim, cause of action, suit or proceeding based on allegations of wrongful termination or discrimination on the basis of age, race, religion, sex, sexual preference, or mental or physical handicap or disability that could (or could reasonably be expected to) have a Material Adverse Effect on Hiway. Neither Hiway nor the Hiway Subsidiary is a party to any collective bargaining agreement or other labor union contract nor does Hiway know of any activities or proceedings of any labor union to organize any employees of Hiway or the Hiway Subsidiary. Hiway and the Hiway Subsidiary have provided all employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in his or her employment agreement(s) with Hiway or the Hiway Subsidiary, as the case may be.

     (f) Except as disclosed in the Hiway Financial Statements, all material sums due for employee compensation have been paid, accrued or otherwise provided for, and all employer contributions for employee benefits, including deferred compensation obligations, and all benefits under each Hiway Benefit Plan have been duly and adequately paid or provided for in accordance with plan documents. To the best knowledge of Hiway, no person treated as an independent contractor by Hiway or the Hiway Subsidiary is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified, as exempt, nonexempt or otherwise, for purposes of federal or state income tax withholding or overtime laws, rules, or regulations, except where such employee status or improper classification would not, either individually or in the aggregate, have a Material Adverse Effect on Hiway. To the best knowledge of Hiway, no executive or key employee or group of employees of Hiway or the Hiway Subsidiary has any plans to terminate his, her or their employment.

     (g) Neither Hiway nor the Hiway Subsidiary has any commitment to (i) create any additional plan or modify or change any existing Hiway Benefit Plan or (ii) enter into any contract to provide compensation or benefits to any individual.

     4.12 Compliance with Applicable Law. Hiway and the Hiway Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and have complied in all material respects with and are not in default in any material respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of each Governmental Entity relating to Hiway and the Hiway Subsidiary, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, have a Material Adverse Effect on Hiway.

     4.13  Certain Contracts.
           -----------------
     (a) Neither Hiway nor the Hiway Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Hiway or its Subsidiary to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by Hiway, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) (including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Hiway has previously made available to Best true and correct copies of all employment and deferred compensation agreements which are in writing and to which Hiway or the Hiway Subsidiary is a party. Each executory contract, arrangement, commitment or understanding of the type described in this Section 4.13(a), whether or not set forth in the Hiway Disclosure Schedule, is referred to in this Agreement as a "Hiway Contract", and neither Hiway nor the Hiway Subsidiary knows of, or has received notice of, any violation of the above by any of the other parties thereto which, either individually or in the aggregate, would have a Material Adverse Effect on Hiway.

          (b) Each Hiway Contract is valid and binding on Hiway or the Hiway Subsidiary, as applicable, and in full force and effect. Hiway and the Hiway Subsidiary have in all material respects performed all obligations required to be performed by them to date under each Hiway Contract, except where such noncompliance, either individually or in the aggregate, would not have a Material Adverse Effect on Hiway. No event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Hiway or the Hiway Subsidiary under any such Hiway Contract, except where such default, either individually or in the aggregate, would not have a Material Adverse Effect on Hiway.

     4.14 Agreements with Regulatory Agencies. Neither Hiway nor the Hiway Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its management or its business (each, whether or not set forth in the Hiway Disclosure Schedule, a "Hiway Regulatory Agreement"), nor has Hiway or the Hiway Subsidiary been advised by any Governmental Entity that it is considering issuing or requesting a Hiway Regulatory Agreement.

     4.15 Undisclosed Liabilities. Except for (i) those liabilities that are fully reflected or reserved against on the Hiway Financial Statements at December 31, 1997 and (ii) those liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1997, neither Hiway nor the Hiway Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, had or could reasonably be expected to have a Material Adverse Effect on Hiway.

     4.16  Intellectual Property.

          (a) Hiway owns or has the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of its business as presently conducted and as presently proposed to be conducted.

          (b) To the best knowledge of Hiway, Hiway has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and neither Hiway, nor any of the directors or officers (and employees with responsibility for intellectual property matters) of Hiway has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the best knowledge of Hiway, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of Hiway.

          (c) The Hiway Disclosure Schedule identifies each item of material intellectual property owned by a third party that Hiway uses pursuant to license, sublicense, agreement, or permission other than standard off-the-shelf end-user software products. Hiway has made correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) available to Best. With respect to each such item of such intellectual property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Closing Date; (iii) Hiway is not, and to the best knowledge of Hiway, the other party to the license, sublicense, agreement or permission is not in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) with respect to such sublicense, the representations and warranties set forth in (i) through (iv) above are, to the best knowledge of Hiway, true and correct with respect to the underlying license; and (vi) Hiway has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

     4.17  Real Property; Environmental Liability.

          (a) Neither Hiway nor the Hiway Subsidiary owns any right, title or interest in any real property. The Hiway Disclosure Schedule sets forth a complete and accurate list and general description of all material leases for real property ("Hiway Real Property Leases") to which Hiway or the Hiway Subsidiary is a party or by which either of them is bound. Hiway and the Hiway Subsidiary have valid leasehold interests in each of the Hiway Real Property Leases held by any of them, free and clear of all mortgages, options to purchase, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (i) rights of lessors, co-lessees or sublessees that are reflected in each Hiway Real Property Lease, (ii) current taxes not yet due and payable; (iii) Liens of public record; and (iv) such nonmonetary imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property. To the best knowledge of Hiway, the activities of Hiway and the Hiway Subsidiary with respect to all Hiway Real Property Leases held by each of them for use in connection with their respective operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws, rules and regulations of each court, administrative agency or commission and other governmental authority or instrumentality affecting such properties. Hiway and the Hiway Subsidiary enjoy peaceful and undisturbed possession under all material Hiway Real Property Leases to which they are parties, and all of such Hiway Real Property Leases are valid and in full force and effect.

          (b) There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or, to the best knowledge of Hiway, governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition of, on Hiway or the Hiway Subsidiary any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance (including CERCLA), pending or (to the best knowledge of Hiway) threatened against Hiway or the Hiway Subsidiary, which liability or obligation could reasonably be expected to have a Material Adverse Effect on Hiway. To the best knowledge of Hiway, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Hiway. Neither Hiway nor the Hiway Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Hiway.

     4.18 State Takeover Laws. The Board of Directors of Hiway has approved the transactions contemplated by this Agreement and taken such action so that the provisions of the FBCA and all other provisions of each state or local "takeover" law applicable to Hiway will not apply to this Agreement or any of the transactions contemplated by this Agreement.

     4.19 Pooling of Interests. Hiway has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

     4.20 Investment Intent. Each shareholder of Hiway is acquiring the Best Common Stock for his or her own account, for investment only and not with a view to the distribution or resale. Any sale, transfer or other disposition of the Best Common Stock will be made in compliance with all applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     4.21 Accuracy of Information Supplied. To the best knowledge of Hiway, none of the information supplied or to be supplied by Hiway or the Hiway Subsidiary to Best pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.22 Effective Time of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of Hiway set forth in this Agreement, as updated by any written disclosure schedule delivered pursuant to Section 6.10 of this Agreement, and except for representations which speak as of a given date, shall be deemed to be made on and as of the date of this Agreement, as of the Closing Date, and as of the Effective Time.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

     5.1 Conduct of Businesses Prior to the Effective Times. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Best Disclosure Schedule and the Hiway Disclosure Schedule), each of Best and Hiway shall, and Hiway shall cause its Subsidiary to (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of any party to this Agreement to obtain any Requisite Regulatory Approval for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

     5.2 Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the Best Disclosure Schedule or the Hiway Disclosure Schedule, as the case may be, and except as expressly contemplated or permitted by this Agreement, neither Best nor Hiway shall, and Hiway shall not permit its Subsidiary to, without the prior written consent of the other:

          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

          (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (and no such rights or options shall be granted, except as otherwise agreed in writing by Best and Hiway); or (iv) issue any additional shares of capital stock except pursuant to the exercise of stock options or warrants or the conversion of convertible securities outstanding as of the date of this Agreement or approved hereunder;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

          (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary;

          (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

          (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

          (g) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

          (h) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code;

          (i) amend its Articles of Incorporation or its Bylaws, except as contemplated by this Agreement;

          (j) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII of this Agreement not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law or existing contractual obligations; or

          (k) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.


                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS
                             ---------------------

     6.1  Regulatory Matters.

          (a) In connection with the solicitation of approval of the principal terms of the Merger by the shareholders of Best and the shareholders of Hiway, the parties will prepare a Joint Proxy Statement. Best shall mail or deliver the Joint Proxy Statement to its shareholders and Hiway shall thereafter mail or deliver the Joint Proxy Statement to its shareholders. The information provided and to be provided by Best and Hiway for the Joint Proxy Statement will not, on the date on which approval of the Merger by the shareholders of Best and the shareholders of Hiway is obtained, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of Best and Hiway agree promptly to correct any information provided by it which becomes false or misleading in any material respect and to take all steps necessary to amend or supplement the Joint Proxy Statement to correct the same and to cause the Joint Proxy Statement so corrected to be distributed to the shareholders of Best and the shareholders of Hiway to the extent required by applicable law.

          (b) Best will prepare and file, and Hiway will cooperate with and assist Best in preparing and filing, all statements, applications, correspondence or forms required to be filed with appropriate state securities law regulatory authorities to register or qualify the shares of Best Common Stock to be issued upon consummation of the Merger or to establish an exemption from such registration or qualification (the "Blue Sky Filings").

          (c) Each of Best and Hiway shall duly make all other regulatory filings required to be made by each in respect of this Agreement and the transactions contemplated by this Agreement. Each party shall use all reasonable efforts to obtain all permits, approvals and consents required to be obtained prior to the consummation of the Merger or necessary to carry out the transactions contemplated by this Agreement under applicable federal, state, local and foreign laws, rules and regulations.

          (d) Each party will furnish all information, including certificates, consents and opinions of counsel concerning it and the Hiway Subsidiary reasonably deemed necessary by the other party for the preparation of the Joint Proxy Statement, the Blue Sky Filings and the applications for all Requisite Regulatory Approvals. Each party covenants and agrees that all information furnished by it for inclusion in the Joint Proxy Statement, Blue Sky Filings and all other documents filed to obtain the Requisite Regulatory Approvals will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (e) Each party shall provide to the other (i) promptly after filing thereof, copies of all statements, applications, correspondence or forms filed by such party prior to the Closing Date with state securities law regulatory authorities and each other Governmental Entity in connection with the transactions contemplated by this Agreement; and (ii) promptly after delivery to, or receipt from, such regulatory authorities, all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

          (f) The parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Best and Hiway shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Best or Hiway, as the case may be, and the Hiway Subsidiary, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties agree to consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

          (g) Best and Hiway shall, upon request, furnish each other with all information concerning themselves, the Hiway Subsidiary, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, and each other statement, filing, notice or application made by or on behalf of Best, Hiway or the Hiway Subsidiary to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

          (h) Best and Hiway shall promptly advise each other upon receiving each communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite

Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

     6.2  Access to Information.

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Best and Hiway shall, and Hiway shall cause its Subsidiary to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records. During such period, each of Best and Hiway shall, and Hiway shall cause its Subsidiary to, make available to the other party (i) a copy of each report, schedule, and other document filed or received by it during such period (other than reports or documents which Best or Hiway, as the case may be, is not permitted to disclose under applicable law or by agreement) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Best nor Hiway nor the Hiway Subsidiary shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Best's or Hiway's, as the case may be, customers, jeopardize the attorney-client and work product privileges of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b) Each of Best and Hiway agrees to keep confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, Best and Hiway), all non-public documents, information, records and financial statements received from the other, and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated by this Agreement are not consummated for any reason, each party agrees to return promptly to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

          (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth in this Agreement.

     6.3 Best Shareholder Approval. Best shall call a meeting of its shareholders to be held as soon as reasonably practicable for the purpose of obtaining the requisite shareholder approval required in connection with this Agreement and the Merger. Best will, through its Board of Directors, subject to its fiduciary obligations as determined by its Board of Directors, recommend to its shareholders approval of this Agreement and the Merger.

     6.4 Hiway Shareholder Approval. Hiway shall seek the written consent of its shareholders as soon as reasonably practicable for the purpose of obtaining the requisite shareholder approval required in connection with this Agreement and the Merger, and shall use its reasonable best efforts to cause such written consent to be effective on or before the date of the meeting of the shareholders of Best called for the purpose of obtaining the requisite Best shareholder approval required in connection with this Agreement and the Merger. Hiway will, through its Board of Directors, subject to its fiduciary obligations as determined by its Board of Directors, recommend to its shareholders approval of this Agreement and the Merger.

     6.5 Legal Conditions to Merger. Each of Best and Hiway shall, and Hiway shall cause its Subsidiary to, use its reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or the Hiway Subsidiary with respect to the Merger and, subject to the conditions set forth in Article VII of this Agreement, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) each consent, authorization, order and approval of, or exemption by, each Governmental Entity and each other third party which is required to be obtained by Best or Hiway or the Hiway Subsidiary in connection with the Merger and the other transactions contemplated by this Agreement.

     6.6  Affiliates.
          ----------

     (a) For purposes of qualifying the Merger for "pooling of interests" accounting treatment, Best and Hiway shall use their respective reasonable best efforts to cause each director, executive officer and other person who is an "Affiliate" (as defined below) of such party to deliver, as soon as practicable after the date of this Agreement, and prior to the date of the meeting of shareholders called by Best to approve this Agreement, a written agreement, in the form of Exhibit A to this Agreement in the case of a Hiway Affiliate and Exhibit B to this Agreement in the case of a Best Affiliate, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of the capital stock of Best held by such Affiliate and, in the case of the Affiliates of Hiway, the shares of the capital stock of Hiway held by and shares of Best Common Stock to be received by such Affiliate in the Merger except in compliance with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Best and Hiway.

     (b) For purposes of this Agreement, the term "Affiliate" means any person, entity or group controlling, controlled by, or under common control with, the specified person or entity and "control" of a person or entity (including, with correlative meaning, the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity or individual, whether through the ownership of voting securities, by contract or otherwise.

     6.7  Employee Benefit Plans.
          ----------------------

     (a) Prior to the Closing Date, Best and Hiway shall cooperate in reviewing, evaluating and analyzing the Best Benefit Plans and Hiway Benefit Plans with a view towards developing appropriate new benefit plans for the employees covered thereby subsequent to the Merger in substantial conformance with the Best Benefit Plans in effect as of the Effective Time, in replacement and substitution for the Hiway Benefit Plans which shall be canceled, terminated or frozen to the extent permitted by applicable law. It is the intention of Best and Hiway to develop such new benefit plans, effective as soon as practicable after the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees who were covered by Best Benefit Plans, on the one hand, and those covered by Hiway Benefit Plans, on the other, prior to the Effective Time, but (iii) with the overall view that the Hiway Benefit Plans would be canceled, terminated or frozen, and replaced by the Best Benefit Plans for times following the Effective Time to the extent permitted by applicable law.

     (b) Nothing in this Section shall be interpreted as preventing Best from amending, modifying or terminating any Best Benefit Plans, Hiway Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     6.8  Indemnification; Directors' and Officers' Insurance.
          ---------------------------------------------------

     (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Best or of Hiway or the Hiway Subsidiary, including any entity specified in the Best Disclosure Schedule or the Hiway Disclosure Schedule (the "Indemnified Parties"), is or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Best, Hiway, the Hiway Subsidiary or any entity specified in the Best Disclosure Schedule or the Hiway Disclosure Schedule, or any of their respective predecessors, or (ii) this Agreement or any of the transactions contemplated by this Agreement or thereby, whether in any case asserted or arising before or after the Effective Time, the parties agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Best shall indemnify and hold harmless, as and to the fullest extent permitted by law (and, as relates to acts or times prior to the Effective Time, to the fullest extent permitted under applicable law at such time, including the provisions of Hiway's Articles of Incorporation), each such Indemnified Party against all losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Best; provided, however, that (A) Best shall have the right to assume the defense thereof and upon such assumption Best shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Best elects not to assume such defense, the Indemnified Party may retain counsel reasonably satisfactory to him after consultation with Best, and Best shall pay the reasonable fees and expenses of such counsel for the Indemnified Party, (B) Best shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties except to the extent representation by a single firm or attorney is, in the absence of an informed consent by the Indemnified Party, prohibited by ethical rules relating to lawyers' conflicts of interest, (C) Best shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), (D) Best shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated by this Agreement is prohibited by applicable law, and (E) Best shall have no obligation hereunder to any Indemnified Party for which and to the extent payment is actually and unqualifiedly made to such Indemnified Party under any insurance policy, any other agreement for indemnification or otherwise. Any Indemnified Party intending to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Best thereof, provided that the failure to so notify shall not affect the obligations of Best under this Section except to the extent such failure to notify materially prejudices Best. Best's obligations under this Section continue in full force and effect for a period of six years after the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

     (b) Best shall use its reasonable best efforts to cause the individuals serving as officers and directors of (i) Best, (ii) each entity specified in the Best Disclosure Schedule, (iii) Hiway, (iv) the Hiway Subsidiary or (v) each entity specified in the Hiway Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six years after the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by Best with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Best be required to expend more than 200% of the current amount expended by Hiway (the "Insurance Premium Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if Best is unable to maintain or obtain the insurance called for by this Section, Best shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Premium Amount.

     (c) If Best or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Best assume the obligations set forth in this Section.

     (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.9  Additional Agreements.
          ---------------------
     (a) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Best with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to this Agreement, the proper officers and directors of each party to this Agreement and the Hiway Subsidiary shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Best.

     (b) Prior to the Effective Time, neither Hiway nor the Hiway Subsidiary nor any Hiway shareholder shall acquire, directly or indirectly, beneficial or record ownership of any shares of Best Common Stock or other equity securities of Best, or any securities convertible into or exercisable for any shares of Best Common Stock or other equity securities of Best.

     (c) In connection with this Agreement and the issuance of shares of Best Common Stock to shareholders of Hiway hereunder, Hiway will use its reasonable best efforts to cause its shareholders to become parties to that certain Shareholder Buy-Sell Agreement with Best in the form attached hereto as Exhibit E immediately prior to the Effective Time.

     6.10 Advice of Changes. Best and Hiway shall give prompt notice to the other party as soon as practicable after it has actual knowledge of (i) the occurrence, or failure to occur, of any event which would or would be likely to cause any party's representations or warranties contained in this Agreement to be untrue or incorrect in any material respect at any time after the date of this Agreement to the Effective Time, or (ii) any failure on its part or on the part of any of the Hiway Subsidiary's officers, directors, employees, representatives or agents to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. Each party shall have the right to deliver to the other party a written disclosure schedule as to any matter of which it becomes aware following execution of this Agreement which would constitute a breach of any representation, warranty or covenant of this Agreement by such party, identifying on such disclosure schedule the representation, warranty or covenant which would be so breached, provided that each such disclosure schedule shall be delivered as soon as practicable after such party becomes aware of the matter disclosed therein. The nondisclosing party shall have five business days after receipt of such disclosure schedule to notify the disclosing party that (x) it will close notwithstanding the new disclosure, (y) it will not close based on such new disclosure, or (z) further investigation or negotiation is required for it to reach a determination whether or not to close based on such new disclosure. If the parties thereafter are unable to reach agreement on a mutually satisfactory means of resolving the matter so disclosed, the nondisclosing party shall have the right in its discretion, to terminate this Agreement pursuant to Section 8 of this Agreement. Best shall update the Best Disclosure Schedule (the "Closing Date Best Disclosure Schedule") to a date that is no earlier than ten business days prior to the Closing Date and no later than seven business days prior to the Closing Date and shall deliver the Closing Date Best Disclosure Schedule to Hiway no earlier than six business days prior to the Closing Date. Hiway shall update the Hiway Disclosure Schedule (the "Closing Date Hiway Disclosure Schedule") to a date that is no earlier than ten business days prior to the Closing Date and no later than seven business days prior to the Closing Date and shall deliver the Closing Date Hiway Disclosure Schedule to Best no earlier than six business days prior to the Closing Date.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT
                             --------------------

     7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the holders of Best Common Stock and Best Preferred Stock entitled to vote thereon.

     (b) This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of Hiway entitled to vote thereon.

          (c) The Certificate of Merger shall have been filed with the appropriate Governmental Entities immediately prior to the Closing (as defined in Section 9.1).

          (d) All approvals of Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, without the imposition of any condition which in the reasonable judgment of Best and Hiway is materially burdensome upon Best or Hiway and the Hiway Subsidiary (all such approvals being referred to in this Agreement as the "Requisite Regulatory Approvals"). Without limiting the generality of the foregoing, all required Blue Sky Filings shall have been made, and the issuance of Best Common Stock in the Merger shall have been qualified or registered with the appropriate state securities law regulatory authorities of all states in which qualification or registration is required under applicable state securities laws, and such qualifications or registrations shall not have been suspended or revoked, or shall be exempt from such qualification or registration.

          (e) No order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

          (f) The percentage interests of those Hiway Shareholders perfecting their dissenters' rights under applicable law, when aggregated, shall not exceed 1% of the percentage interests of all Hiway shareholders as a whole.

     7.2 Conditions to Obligation of Best. The obligation of Best to effect the Merger is also subject to the satisfaction or waiver by Best at or prior to the Effective Time of the following conditions:

          (a) The representations and warranties of Hiway set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the Hiway Disclosure Schedule that are disclosed by Hiway to Best in the Closing Date Hiway Disclosure Schedule) as of the Closing Date as though made on and as of the Closing Date. Best shall have received a certificate signed on behalf of Hiway by the Chief Executive Officer and the Chief Financial Officer of Hiway to the foregoing effect, and to which any Closing Date Hiway Disclosure Schedule shall be appended.

          (b) Hiway shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Best shall have received a certificate signed on behalf of Hiway by the Chief Executive Officer and the Chief Financial Officer of Hiway to such effect.

          (c) Hiway and the Hiway Subsidiary, taken as a whole, shall not have suffered a material adverse change in their businesses, assets, properties, operations or condition (financial or otherwise); and no event or circumstance shall have occurred which has, or is likely to have, a Materially Adverse Effect on Hiway or upon the right of Hiway or the Hiway Subsidiary to conduct their respective businesses as presently conducted.

          (d) Hiway shall have delivered to Best an opinion, dated the Closing Date, of counsel for Hiway, satisfactory to Best and its counsel, to the effect set forth on Exhibit C to this Agreement. Such opinion shall also cover such other matters incident to the transactions herein contemplated as Best and its counsel may reasonably request. In rendering its opinion, counsel to Hiway may rely on certificates of officers of Hiway, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

          (e) Hiway shall have delivered to Best such other certificates and instruments as Best and its counsel may reasonably request. The form and substance of all certificates, instruments, opinions and other documentation delivered to Best under this Agreement shall be reasonably satisfactory to Best and its counsel.

          (f) The shareholders of Hiway shall have entered into that certain Shareholder Buy-Sell Agreement with Best in the form attached hereto as Exhibit E.

     7.3 Conditions to Obligation of Hiway. The obligation of Hiway to effect the Merger is also subject to the satisfaction or waiver by Hiway at or prior to the Effective Time of the following conditions:

          (a) The representations and warranties of Best set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the Best Disclosure Schedule that are disclosed by Best to Hiway in the Closing Date Best Disclosure Schedule) as of the Closing Date as though made on and as of the Closing Date. Hiway shall have received a certificate signed on behalf of Best by the Chief Executive Officer and the Chief Financial Officer of Best to the foregoing effect, and to which any Closing Date Best Disclosure Schedule shall be appended.

          (b) Best shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Hiway shall have received a certificate signed on behalf of Best by the Chief Executive Officer and the Chief Financial Officer of Best to such effect.

          (c) Best shall not have suffered a material adverse change in its financial condition, operations, assets or business prospects; and no event or circumstance shall have occurred which has, or is likely to have, a Materially
Adverse Effect on Best or upon the right of Best to conduct its business as presently conducted.

          (d) Best shall have delivered to Hiway an opinion, dated the Closing Date, of counsel for Best, satisfactory to Hiway and its counsel, to the effect set forth on Exhibit D to this Agreement. Such opinion shall also cover such other matters incident to the transactions herein contemplated as Hiway and its counsel may reasonably request. In rendering their opinion, counsel to Best may rely on certificates of officers of Best, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

          (e) Best shall have delivered to Hiway such other certificates and instruments as Hiway and its counsel may reasonably request. The form and substance of all certificates, instruments and other documentation delivered to Hiway under this Agreement shall be reasonably satisfactory to Hiway and its counsel.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Best and the shareholders of
Hiway:


          (a) by mutual consent of Best and Hiway in a written instrument, if the Board of Directors of Best and the Board of Directors of Hiway so determine to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

          (b) by either Best or Hiway if (i) any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction has issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and (ii) the Board of Directors of Best or the Board of Directors of Hiway, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

          (c) by either Best or Hiway if (i) the Merger shall not have been consummated on or before June 1, 1998, unless the failure of the Merger to be consummated by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement, and (ii) the Board of Directors of Best or the Board of Directors of Hiway, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

          (d) by either Best or Hiway (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if (i) there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date, and (ii) the Board of Directors of Best or the Board of Directors of Hiway, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

          (e) by Best upon written notice to Hiway if the Board of Directors of Hiway does not, or shall indicate to Best that it is unwilling or unable to, publicly recommend in the Joint Proxy Statement that its shareholders approve and adopt this Agreement, or if after recommending in the Joint Proxy Statement that its shareholders approve and adopt this Agreement, the Board of Directors of Hiway shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Best, provided that any such notice of termination must be given not later than 45 days after the later of the date Best shall have been advised by Hiway in writing that it is unable or unwilling to so recommend in the Joint Proxy Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by Best and Hiway;

          (f) by Hiway upon written notice to Best if the Board of Directors of Best does not, or shall indicate to Hiway that it is unwilling or unable to, publicly recommend in the Joint Proxy Statement that its shareholders approve and adopt this Agreement, or if after recommending in the Joint Proxy Statement that its shareholders approve and adopt this Agreement, the Board of Directors of Best shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Hiway, provided that any such notice of termination must be given not later than 45 days after the later of the date Hiway shall have been advised by Best in writing that it is unable or unwilling to so recommend in the Joint Proxy Statement or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by Best and Hiway;

          (g) by either Best or Hiway if any approval of the shareholders of Best or any approval of the shareholders of Hiway required for the consummation of the Merger has not been obtained by reason of the failure to obtain (i) the required vote at a duly held meeting of shareholders of Best or at any adjournment or postponement thereof, or (ii) the required written consent of the shareholders of Hiway;

          (h) by either Best or Hiway if any of the conditions specified by
Article VII of this Agreement to the obligation of the terminating party have not been satisfied on the Closing Date; or

          (i) by Best if the Closing Date Hiway Disclosure Schedule discloses any change from the Hiway Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on Hiway; or by Hiway if the Closing Date Best Disclosure Schedule discloses any change from the Best Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on Best.

     8.2 Effect of Termination. In the event of termination of this Agreement by either Best or Hiway as provided in Section 8.1 of this Agreement, (i) this Agreement shall forthwith become void and have no effect, except that Sections 6.2(b), 8.2, 9.2, 9.3, 9.5, 9.13, 9.16 and 9.17 of this Agreement shall survive any termination of this Agreement, and (ii) none of Best, Hiway, the Hiway Subsidiary or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, provided, however, that neither Best nor Hiway shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     8.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by the Board of Directors of Best and the Board of Directors of Hiway, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Best or the shareholders of Hiway; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of Best or the shareholders of Hiway, there may not be, without further approval of the shareholders of Best and Hiway, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the shareholders of Hiway under this Agreement other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, the parties to this Agreement may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of Best or the shareholders of Hiway, there may not be, without further approval of the shareholders of Best or Hiway, as applicable, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the shareholders of Hiway under this Agreement other than as contemplated by this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS
                               ------------------

     9.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on June 1, 1998, unless extended by mutual agreement of the parties (the "Closing Date").

     9.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except as otherwise provided in Section 8.2 of this Agreement and except for those covenants and agreements contained in this Agreement and in any such instrument which by their terms apply in whole or in part after the Effective Time.

     9.3 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement shall be borne by Best.

     9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)   if to Best, to:

           Best Internet Communications, Inc.
           345 East Middlefield Road
           Mountain View, CA 94043
           Attention: David Buzby, CFO
           Fax: 650-940-6471
           Telephone: 650-944-8218

     with copies to:

           Fenwick & West LLP
           Two Palo Alto Square, 4th Floor
           Palo Alto, CA 94306
           Attention: Jacqueline Daunt, Esq.
           Fax: 650-494-1417
           Telephone: 650-494-0600
     and

          The Skornia Law Firm
          160 West Santa Clara Street, Suite 1500
          San Jose, CA 95113
          Fax: 408-280-2801
          Telephone: 408-280-2806

     (b)  if to Hiway, to:

          Hiway Technologies, Inc.
          6401 Congress Avenue, Suite 110
          Boca Raton, FL 33487
          Attention: Scott H. Adams, President
          Fax:  561-989-8784
          Telephone: 561-989-8091 x 2402

     with copies to:

          Steel Hector & Davis LLP
          1900 Phillips Point West
          777 South Flagler Drive
          West Palm Beach, Florida 33401
          Attention:  Thomas G. O'Brien III, Esq.
          Fax:  561-655-1509
          Telephone: 561-650-7287

     9.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the jurisdiction in which the defendant's principal place of business is located (i.e., the State of California, County of Santa Clara or the United States District Court for the Northern District of California for Best, and the State of Florida, County of Palm Beach or the United States District Court for the Southern District of Florida for Hiway), and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     9.6 Further Assurances. At the request of any party to this Agreement, the other parties shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. If any party to this Agreement is involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, the other party to this Agreement shall also make available to such party, at reasonable times and subject to the reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters, provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

     9.7 Remedies Cumulative. Unless expressly made the exclusive remedy by the terms of this Agreement, all remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided by law and by any other agreements between the parties.

     9.8 Presumptions. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

     9.9 Exhibits and Schedules. Each of the exhibits and schedules referred to in, or attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference.

     9.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require Best, Hiway or any of their respective Subsidiaries or Affiliates to take any action which would violate any applicable law, rule or regulation.

     9.11 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.12 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     9.13 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to its conflicts of law principles.

     9.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.15 Publicity. Except as otherwise required by applicable law, neither Best nor Hiway shall, and Hiway shall not permit its Subsidiary to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.16 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

     9.17 Attorneys' Fees. If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and expiration of all appeals immediately pay upon demand all reasonable attorneys' fees and expenses of the prevailing party.

     IN WITNESS WHEREOF, Best and Hiway have caused this Agreement to be executed by their duly authorized officers as of the date first above written.





                              BEST INTERNET COMMUNICATIONS,
                              INC.

                              By: /s/ James Zarley
                                 ---------------------------------------
                                  James Zarley, President and Chief
                                  Executive Officer



                              HIWAY TECHNOLOGIES, INC.

                              By: /s/ Scott H. Adams
                                 ---------------------------------------
                                  Scott H. Adams, President



                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

                              SCHEDULE OF EXHIBITS
                              --------------------

Exhibit A   -   Hiway Affiliate Letter Agreement
Exhibit B   -   Best Affiliate Letter Agreement
Exhibit C   -   Opinion of Hiway Counsel
Exhibit D   -   Opinion of Best Counsel
Exhibit E   -   Shareholder Buy-Sell Agreement